UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):                                                                                                           December 31, 2015

Canyon Gold Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-54851	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4730 South Fort Apache Road, Suite 300, Las Vegas, Nevada 89147
(Address of principal executive offices)

Registrant's telephone number, including area code: (888) 788-0986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K/A

When used in this Current Report on Form 8-K/A, the terms "company", "Canyon Gold,"  "we," "us," "our" and similar terminology reference to Canyon Gold Corp.

Item  2.01   Completion of Acquisition or Disposition of Assets.

 On October 5, 2015, Canyon Gold Corp. entered into an agreement to acquire 100% of Defense Technology Corporation, a privately held Colorado company  ("DTC") with principal offices in New Port Richey, Florida. The agreement provides that Canyon Gold acquire from Jeffrey Vanalstine, President of DTC, the one outstanding share of DTC that represents 100% of its share.  DTC is the developer of defense, detection and protection products to improve security for military personnel and schools and other public facilities. DTC maintains a website at http://www.defensetechnologycorporation.com.

On December 31, 2015, Canyon Gold and DTC mutually consented to and executed requisite documents to close the agreement, whereby DTC shall operate as the wholly owned subsidiary of Canyon Gold Corp. DTC is required to deliver to the company its audited financial statements in order that they can be included with the company's consolidated financial statements. Within ten days of completion of DTC's audited financial statements, Canyon Gold will appoint Jeff Vanalstine to the Canyon Gold Board of Directors, and will cause Stephen Studdert, President of Canyon Gold, to the DTC Board of Directors. In connection with the acquisition of DTC, Canyon Gold intend to use its reasonable best efforts to effectuate a possible spin-off of the company's subsidiary, Long Canyon Gold Resources Corp., on terms to be determined.

In consideration for acquiring DTC, Canyon Gold has authorized the issuance of 4,000,000 shares of voting Common Stock to Mr. Vanalstine and certain of DTC's note holders. The shares will be restricted from trading for a period of one year and will thereafter be released on a quarterly basis. Additionally, DTC will be able to earn certain additional Canyon Gold Series "B" Convertible Preferred Shares upon attaining certain gross sales milestones.

Defense Technology Corporation

DTC was formed in 2007 to bring products to market in the areas of personal and collateral protection. DTC operates in the markets of personal and collateral protection by creating technology that is unique in design and operation. DTC currently has two products in development that they believe will impact their respective industries.

DTC has assembled a team of experts that have built relationships in target markets spanning over three years, enabling the company to deal directly with the decision makers specific to its products. DTC has presented to state and federal government departments and is positioned to move forward with the sale of products.

DTC's business model is based on the hub and spoke system operating in an identified market with a direct connection to decision makers. The markets for its lead product are the 105,000 U.S. public & private schools, colleges and universities. The core customer base is government, specifically federal, state, and regional, together with international replication and future commercial applications.

Item 9.01                  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this item are not included in this Current Report on  Form 8-K. The financial statements will be provided in an amended report, which will be  filed not later than 71 calendar days after the date that this report on Form 8-K must be  filed.

(d)    Exhibits

Exhibit No.                          Description

        10.1(1)                                                Definite Agreement to acquire Defense Technology Corporation [to be filed at closing]
        99.1(1)                                                Press Release

(1)            Filed as exhibit to Form 8-K filed on October 13, 2015.

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any "safe harbor under this Act does not apply to a "penny stock" issuer, which definition would include the Company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canyon Gold Corp.

Date:  January 6, 2016                                                                            By:     S/ Stephen M. Studdert
Stephen M. Studdert
President